Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for Third Quarter Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--December 3, 2014--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its third quarter fiscal 2015 financial results after market close on Thursday, December 18, 2014, followed by a conference call at 3:30 p.m. Central Time. The call will be hosted by Alex Smith, President and Chief Executive Officer, and Cary Turner, Senior Executive Vice President and Chief Financial Officer.

The call can be accessed through the Company’s website at www.pier1.com by linking through the “Investor Relations” page to the “Events” page, or dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 88750368.

A replay of the conference call will be available after 6:30 p.m. Central Time on December 18, 2014, for a 24-hour period, and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406, using conference ID number 88750368.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400